Exhibit 99.1

Synergy CHC Reports its Eighth Consecutive Quarter of Profitability and its Fourth Quarter and Full Year 2024 Financial Results

Appoints Jaime Fickett as Permanent Chief Financial Officer

WESTBROOK, Maine, March 31, 2025 – Synergy CHC Corp. (NASDAQ: SNYR) (“Synergy” or the “Company”), a provider of consumer health care and lifestyle products, is announcing its financial results for the three and twelve months ended December 31, 2024.

“We are pleased to report another fantastic year. We had another full of year of profitability, marking our eighth consecutive profitable quarter—a testament to the continued strength of our business and the progress we achieved throughout 2024,” said Jack Ross, CEO of Synergy. “While our fourth quarter results were still impacted by retailer de-inventorying from our FOCUSfactor packaging transition, we saw sequential improvement, and this transition is behind us as we enter 2025. During 2024, we executed on several key initiatives, including the successful rebranding of FOCUSfactor, expanding our distribution footprint with BJ’s Wholesale Club and Publix, conducting our ready-to-drink (RTD) product testing in Canada, and completing our Initial Public Offering in October 2024.”

“As we move into 2025, we are focused on returning Synergy to top and bottom-line growth. In the first quarter of 2025, we launched seven new products under our Flat Tummy brand in response to the growing interest in GLP-1 support products. Additionally, we are pleased to announce that Jaime Fickett has been appointed as our Chief Financial Officer, continuing her valuable leadership and financial expertise with Synergy. We remain excited about the opportunities ahead and confident in our ability to create long-term value for our shareholders.”

Fourth Quarter 2024 Financial Summary vs. Same Year-Ago Period

●	Revenue of $10.3 million vs. $13.2 million.
●	Gross margin of 63.3% vs. 82.3%.
●	Income from operations of $1.4 million vs. $4.4 million.
●	Net income of $105.7 thousand vs. $2.6 million.
●	Earnings per share of $0.01 vs. $0.34.
●	EBITDA, a non-GAAP financial measure, was $1.7 million vs. $4.5 million .
●	Adjusted EBITDA, a non-GAAP financial measure, was $2.8 million vs. $(0.3) million.

2024 Financial Summary vs. Same Year-Ago Period

●	Revenue of $34.8 million vs. $42.8 million.
●	Gross margin of 67.9% vs. 75.0%.
●	Income from operations of $5.8 million vs. $10.8 million.
●	Net income of $2.1 million vs. $6.3 million.
●	Earnings per share of $0.28 vs. $0.86
●	EBITDA, a non-GAAP financial measure, was $6.5 million vs. $10.8 million.
●	Adjusted EBITDA, a non-GAAP financial measure was $7.4 million vs. $6.1 million.

Recent Business Highlights

●	Expanded partnerships with blue-chip retailers including BJ’s Wholesale Clubs, now offering two FOCUSfactor products in all 267 locations, as well as Publix, where two of our products are now available in all 1,200 Publix grocery stores.
●	On October 24, 2024, Synergy announced the completion of its initial public offering of 1,150,000 shares of its common stock at $9.00. The shares of common stock began trading on the Nasdaq Global Market on October 23, 2024, under the ticker symbol “SNYR”.
●	During the fourth quarter, the Company reduced outstanding debt by $4.5 million.

Fourth Quarter and Full Year 2024 Financial Results

Revenue in the fourth quarter of 2024 was $10.3 million, down 22% compared to $13.2 million in the fourth quarter of 2023. For the full year 2024, revenue was $34.8 million, down 19% compared to $42.8 million in 2023. The decreases were largely driven by a rebranding and de-inventorying of FOCUSfactor, which was the first rebranding since 2015, and a one-time return of a rotational item.

Gross margin in the fourth quarter of 2024 was 63.3% compared to 82.3% in the fourth quarter of 2023. For the full year 2024, gross margin was 67.9%, down 712 basis points compared to 75.0% in 2023. The decrease was largely driven by a one-time gain to cost of sales in 2023 of $2.2 million. Without that gain, gross margin in the fourth quarter of 2023 would have been 65.3% and would have been 69.8% for the full year of 2023.

Operating expenses in the fourth quarter of 2024 were $5.1 million, a decrease of 20% compared to $6.4 million in the fourth quarter of 2023. For the full year 2024, operating expenses were $17.9 million, a decrease of 16% compared to $21.3 million in 2023. The lower operating expenses were driven by improved management of operating costs.

Income from operations for the fourth quarter of 2024 was $1.4 million compared to $4.4 million in the fourth quarter of 2023. For the full year 2024, income from operations was $5.8 million compared to $10.8 million in 2023. The decline in operating income was due to a decrease in net sales due to the rebranding.

Net income in the fourth quarter of 2024 was $105.7 thousand compared to net income of $2.6 million in the fourth quarter of 2023. For the full year 2024, net income was $2.1 million compared to $6.3 million in 2023.

EBITDA (a non-GAAP financial measure) in the fourth quarter of 2024 was $1.7 million, compared to $4.5  million in the fourth quarter of 2023. For the full year 2024, EBITDA was $6.5 million compared to $10.8 million in 2023. The decrease was primarily due to the decrease in net revenue due to the rebranding.

Adjusted EBITDA (a non-GAAP financial measure) in the fourth quarter of 2024 was $2.8 million, up 1,033% compared to $(0.3) million in the fourth quarter of 2023. For the full year 2024, Adjusted EBITDA was $7.4 million compared to $6.1 million in 2023, an increase of 21%.

Balance Sheet and Cash Flow

As of December 31, 2024, Synergy had approximately $687.9 thousand in cash and cash equivalents, compared to $632.5 thousand in cash and cash equivalents as of December 31, 2023. As of December 31, 2024, Synergy had $33.0 million in total liabilities, compared to $39.5 million in total liabilities as of December 31, 2023, an improvement of $6.6 million.

As of December 31, 2024, Synergy had $1.7 million in inventory, compared to $3.7 million in inventory as of December 31, 2023.

Cash used in operating activities for the twelve months ended December 31, 2024 was $4.8 million compared to cash provided by operating activities of $421.7 thousand for the twelve months ended December 31, 2023. The decrease in cash provided by operating activities was primarily attributable to lower net income and a significant increase in accounts receivable, other receivable, along with higher prepaid expenses and decrease in accounts payable and accrued liabilities.

EBITDA

Along with this information, to assist financial statement users in an assessment of our historical performance, the Company discloses non-GAAP financial measures in press releases and on investor conference calls and related events, as the Company believes that the non-GAAP information enhances investors’ overall understanding of our financial performance, and should be read in addition to, rather than instead of, the financial statements prepared in accordance with GAAP.

The following table reconciles net income to EBITDA (in millions of US dollars):

	3 Months ended December 31		12 Months ended December 31
	2024	2023	2024	2023

Net income for the period	0.10	2.59	2.12	6.34
Adjusted for:
Interest expense, net	1.54	1.63	4.10	4.23
Amortization of intangible assets	0.03	0.03	0.13	0.03
Taxes expense (benefit)	0.01	0.20	0.10	0.23
EBITDA	1.67	4.45	6.45	10.83

Adjusted EBITDA

The Company believes that the provision of this supplemental non-GAAP measure allows investors to evaluate the operational and financial performance of the Company’s core business using similar evaluation measures to those used by management. The Company uses Adjusted EBITDA to measure its performance and prepare its budgets. Since Adjusted EBITDA is a non-GAAP financial performance measure, the Company’s calculation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The following table reconciles net income to Adjusted EBITDA (in millions of US dollars):

	3 Months ended December 31		12 Months ended December 31
	2024	2023	2024	2023

Net income for the period	0.10	2.59	2.12	6.34
Adjusted for:
Interest expense, net	1.54	1.63	4.10	4.23
Amortization of intangible assets	0.03	0.03	0.13	0.03
Taxes expense (benefit)	0.01	0.20	0.10	0.23
One Time Expenses	0.99	0.00	0.74	0.00
Obsolete Inventory	0.13	0.00	0.13	0.00
Foreign Currency	0.00	-0.11	0.03	-0.10
Gain on settlement of payables	0.00	-4.60	0.00	-4.60

Adjusted EBITDA	2.79	-0.26	7.35	6.13

Conference Call

In conjunction with this announcement, Synergy will host a conference call at 9:00 a.m. ET / 6:00 a.m. PT on March 31, 2025 with the Company’s Chief Executive Officer, Jack Ross, and the Company’s Chief Financial Officer, Jaime Fickett. A live webcast of the call will be available on the Investor Relations section of Synergy’s website. To access the call by phone, please go to this link (registration link) and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call 15 minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time on the Company’s website.

About Synergy CHC Corp.

Synergy CHC Corp. is a provider of consumer health care and lifestyle products. Synergy’s current brand portfolio consists of two marquee brands, FOCUSfactor, a clinically-tested brain health supplement that has been shown to improve memory, concentration and focus, and Flat Tummy, a lifestyle and wellness brand that provides a suite of nutritional products to help women achieve their weight management goals.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements.” These forward-looking statements represent Synergy’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, which are set forth in Synergy’s registration statement on Form S-1, as amended, many of which are outside of Synergy’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Synergy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Synergy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Synergy’s filings with the SEC. The risk factors and other factors noted in Synergy’s filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations

Gateway Group
Cody Slach and Alex Thompson
949.574.3860

SNYR@gateway-grp.com

Synergy CHC Corp.

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$687,920	$632,534
Restricted cash	100,000	100,000
Accounts receivable, net	5,321,037	2,106,094
Other receivables	1,999,637	-
Loan receivable (related party)	4,375,059	4,459,996
Prepaid expenses (including related party amount of $312,966 and $501,321, respectively)	1,859,563	797,985
Inventory, net	1,716,552	3,726,240
Total Current Assets	16,059,768	11,822,849

Intangible assets, net	283,333	416,667

Total Assets	$16,343,101	$12,239,516

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable and accrued liabilities (including related party payable of $88,644 and $26,885, respectively)	$5,191,868	$11,727,490
Income taxes payable	242,977	185,665
Contract liabilities	24,252	14,202
Short term loans payable, net of debt discount	7,725,272	2,094,525
Current portion of long-term notes payable, net of debt discount and debt issuance cost, related party	4,000,000	-
Total Current Liabilities	17,184,369	14,021,882

Long-term Liabilities:
Notes payable, net of debt discount, related parties	8,333,053	12,426,997
Notes payable	7,457,022	13,096,610
Total long-term liabilities	15,790,075	25,523,607
Total Liabilities	32,974,444	39,545,489

Commitments and contingencies

Stockholders’ Deficit:
Common stock, $0.00001 par value; 300,000,000 shares authorized; 8,721,818 and 7,553,818, shares issued, respectively; 8,541,745 and 7,373,745 outstanding, respectively	87	76
Additional paid in capital	27,643,660	19,148,707
Accumulated other comprehensive loss	(47,777)	(102,467)
Accumulated deficit	(44,099,813)	(46,224,789)
Less: Treasury stock (180,073 shares) at cost	(127,500)	(127,500)
Total stockholders’ deficit	(16,631,343)	(27,305,973)
Total Liabilities and Stockholders’ Deficit	$16,343,101	$12,239,516

Synergy CHC Corp.

Consolidated Statements of Operations and Other Comprehensive Income

	For the year ended	For the year ended
	December 31, 2024	December 31, 2023
Revenue	$34,834,243	$42,777,633

Cost of sales	11,191,224	10,697,323

Gross Profit	23,643,019	32,080,310

Operating expenses
Selling and marketing	12,991,431	15,188,528
General and administrative	4,717,006	6,051,703
Depreciation and amortization	133,334	33,333
Total operating expenses	17,841,771	21,273,564

Income from operations	5,801,248	10,806,746

Other (income) expenses
Other income	(510,534)	-
Interest income	(1,523)	(1,616)
Interest expense	4,105,198	4,236,149
Remeasurement gain on translation of foreign subsidiary	(18,954)	(1,517)

Total other expenses	3,574,187	4,233,016

Net income before income taxes	2,227,061	6,573,730
Income tax expense	102,085	234,980

Net income after tax	$2,124,976	$6,338,750

Net income per share – basic	$0.28	$0.86
Net income per share - diluted	$0.28	$0.86

Weighted average common shares outstanding
Basic	7,588,095	7,373,745
Diluted	7,630,501	7,373,745
Comprehensive income:
Net income	$2,124,976	$6,338,750
Foreign currency translation adjustment	54,690	(124,856)
Comprehensive income	$2,179,666	$6,213,894

Synergy CHC Corp.

Consolidated Statements of Cash Flows

	For the year ended	For the year ended
	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities
Net income	$2,124,976	$6,338,750
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance cost	56,796	48,610
Depreciation and amortization	133,334	33,333
Gain on settlement of liabilities	-	(4,635,986)
Foreign currency transaction (gain) loss	54,321	(105,192)
Remeasurement gain on translation of foreign subsidiary	(18,954)	(1,517)
Non cash implied interest	4,799	29,401
Accrual of loan success fee and warrants converted to loan	-	83,250
Write-off of inventory	125,364	251,021
Stock issued for loan financing	97,920	-
Income from employee retention credits	(252,405)	-
Income from insurance on stolen goods	(258,129)	-
Changes in operating assets and liabilities:
Accounts receivable	(3,214,943)	1,378,620
Other receivables	(1,489,103)	-
Loan receivable, related party	84,937	(51,245)
Inventory	1,884,324	3,990,456
Prepaid expenses	(1,250,023)	(288,789)
Prepaid expense, related party	(145,092)	(369,427)
Income taxes receivable	-	14,339
Income taxes payable	57,312	185,665
Contract liabilities	10,050	9,005
Accounts payable and accrued liabilities	(2,870,633)	(6,645,324)
Accounts payable, related party	61,759	156,759
Net cash used (used in) provided by operating activities	(4,803,390)	421,729

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock at IPO	8,397,044	-
Advances from related party	3,528,003	1,170,000
Repayments of advances to related party	(3,200,000)	(1,170,000)
Repayment of notes payable, related party	(84,500)	(145,500)
Proceeds from notes payable	1,360,000	360,000
Repayment of notes payable	(5,196,461)	(2,305,282)
Net cash provided by (used in) financing activities	4,804,086	(2,090,782)

Effect of exchange rate on cash, cash equivalents and restricted cash	54,690	(124,856)
Net increase (decrease) in cash, cash equivalents and restricted cash	55,386	(1,793,909)
Cash, Cash Equivalents and restricted cash, beginning of year	732,534	2,526,443